                                                            Registration No. 33-
    As filed with the Securities and Exchange Commission on January 27, 1997
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------
                     BALLY TOTAL FITNESS HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                          36-3228107
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                           8700 WEST BRYN MAWR AVENUE
                             CHICAGO, ILLINOIS 60631
                                 (773) 399-1300
           (Address of Principal Executive Offices Including Zip Code)
                                 ---------------

                        1996 LONG-TERM INCENTIVE PLAN OF
                   BALLY TOTAL FITNESS HOLDING CORPORATION AND
                1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN OF
                     BALLY TOTAL FITNESS HOLDING CORPORATION
                            (Full Title of the Plans)
                                 ---------------

                                                               COPY TO:
          CARY A. GAAN                                       IRV BERLINER
BALLY TOTAL FITNESS HOLDING CORPORATION     BENESCH, FRIEDLANDER, COPLAN & ARONOFF P.L.L.
   8700 WEST BRYN MAWR AVENUE                         2300 BP AMERICA BUILDING
    CHICAGO, ILLINOIS 60631                               200 PUBLIC SQUARE
        (773) 399-1300                               CLEVELAND, OHIO  44114-2378
                                                            (216) 363-4500

           (Name and Address Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
  Title of Securities to be       Amount to be         Proposed Maximum            Proposed Maximum           Amount of
         Registered                Registered(1)   Offering Price per Share(2) Aggregate Offering Price(2) Registration Fee
Common Stock, $.01 par value    2,200,000 shares           Variable                $7,217,871.20             $2,187.23
=============================  =================== ========================= =========================  ==================

-----------------------

1This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the anti-dilution provisions of the plans.

2Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of (a) the average price at which existing options may be exercised or (b) the average of the high and low sales prices of the Common Stock on January 23, 1997 as reported on the NASDAQ National Market System with respect to all other shares of Common Stock.

                                     PART I

REOFFER PROSPECTUS
                                 650,000 SHARES

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                                  COMMON STOCK

        The shares of Common Stock, $.01 par value ("Common Stock"), of Bally Total Fitness Holding Corporation (the "Company"), offered pursuant to this Prospectus consist of 650,000 shares (the "Shares") which eventually may be offered for sale by certain holders of Common Stock (the "Selling Shareholders"). The Company has agreed to pay all of the expenses of this offering but will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders." All brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the price of the Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

        The Common Stock is listed on the NASDAQ National Market System under the symbol "BFIT." On January 23, 1997, the reported high and low sales prices of the Common Stock were $7.50 per share and $7.125 per share, respectively.

        The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. The Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NASDAQ National Market System, in sales occurring in the over-the-counter market, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such Shares for whom they may act as broker or agent. To the extent required, the specific Shares to be sold, the names of the Selling Shareholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement.

        The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.

         No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein is correct as of any time subsequent to the date hereof.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")
                 OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.





        The date of this Prospectus is January 27, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. In addition, the Company has filed with the Commission a Form S-8 registration statement (the "Registration Statement") with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules relating thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto and to the reports and other information filed with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. The Registration Statement, and the exhibits and schedules thereto, and reports and other information filed with the Commission may be inspected and copied (at the prescribed rates) at the public reference facilities maintained by the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each as filed by the Company with the Commission pursuant to the 1934 Act, are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27478);

                  (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 0-27478);

                  (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (File No. 0-27478);

                  (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 (File No. 0-27478); and

                  (e) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on January 3, 1996 (File No. 0-27478).

         All documents concurrently or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the termination of this offering, shall be deemed incorporated by reference in the Prospectus and to be a part hereof from the respective date of filing each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the request of such person, a copy of any document incorporated by reference herein (other than exhibits to such documents, unless they are specifically incorporated by reference herein). Requests for such documents should be directed to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Secretary, or made by telephone at (773) 399-1300.


                                   THE COMPANY

         The Company, through its subsidiaries, is the largest (and only nationwide) commercial operator of fitness centers in the United States in terms of revenues, number of members and square footage of facilities. The Company operates approximately 320 fitness centers concentrated in 27 states and Canada with approximately 4.2 million members.

         The Company's principal executive offices are located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (telephone: (773) 399-1300).


                                 USE OF PROCEEDS

         The Shares being offered are for the account of the Selling Shareholders. Accordingly, the Company will receive none of the proceeds from the sale of the Shares.


                              SELLING SHAREHOLDERS

         The following table sets forth, as of December 31, 1996, certain information with respect to each of the Selling Shareholders, provided by said Selling Shareholder, including the name and position, if any, of each of the Selling Shareholders and the number of Shares that may be offered by each. The number of Shares which actually may be sold by each of the Selling Shareholders will be determined from time to time by each Selling Shareholder and may depend upon a number of factors, including the price of the Common Stock. Because each of the Selling Shareholders may offer all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is not being underwritten on a firm commitment basis, no estimate can be given as to the number of Shares that will be held by each of the Selling Shareholders upon or prior to termination of this offering. It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. See "Plan of Distribution."

         On December 31, 1996, the Company had outstanding 12,495,161 shares of Common Stock.


---------------------------------------------------------------------------------------------------------------------
                                                  Number of Shares of
                                                 Common Stock Owned or
     Name of Selling Shareholder                 Deemed to be Owned by                    Shares of Common Stock
             and Position                         Selling Shareholder                         Offered Hereby
---------------------------------------------------------------------------------------------------------------------
                                            Shares(1)            % of Class             Shares             % of Class
---------------------------------------------------------------------------------------------------------------------
Arthur M. Goldberg,                        2,591,179(2)             17.6%              200,000                1.6%
Chairman of the Board
---------------------------------------------------------------------------------------------------------------------
Lee S. Hillman, Chief                       895,701(3)              6.8%               150,000                1.2%
Executive Officer, President
and Director
---------------------------------------------------------------------------------------------------------------------
John W. Dwyer, Senior Vice                  72,087(4)                 *                 60,000                 *
President, Chief Financial
Officer and Treasurer
---------------------------------------------------------------------------------------------------------------------
Cary A. Gaan, Senior Vice                   71,667(4)                 *                 60,000                 *
President, Secretary and
General Counsel
---------------------------------------------------------------------------------------------------------------------
David M. Tolmie, Senior                     74,167(4)                 *                 60,000                 *
Vice President, New
Business Development
---------------------------------------------------------------------------------------------------------------------
Harold Morgan, Senior Vice                  72,038(4)                 *                 60,000                 *
President, Human Resources
---------------------------------------------------------------------------------------------------------------------
John Wildman, Jr., Senior                   82,500(5)                 *                 60,000                 *
Vice President, Sales and
Marketing
---------------------------------------------------------------------------------------------------------------------

--------------------

*    Less than one percent (1%).

(1) Reflects, in each case, the number of shares of Common Stock beneficially owned as of December 31, 1996 and includes, in certain instances, shares of Common Stock held in the name of the Selling Shareholder's spouse, minor children, or relatives sharing his home, the reporting of which is required by applicable rules of the Commission, but as to which shares of Common Stock the Selling Shareholder may have disclaimed beneficial ownership.

(2) Includes (i) 184,075 held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, (ii) 200,000 shares subject to a restricted stock award granted pursuant to the Company's 1996 Long-Term Incentive Plan (the "Incentive Plan") and (iii) 2,207,104 shares to be issued upon the exercise of warrants to purchase Common Stock owned by Mr. Goldberg.

(3) Includes (i) 150,000 shares subject to a restricted stock award granted pursuant to the Company's Incentive Plan and (ii) 735,701 shares to be issued upon the exercise of warrants to purchase Common Stock owned by Mr Hillman.

(4) Includes (i) 11,667 shares subject to options granted under the Company's Incentive Plan and (ii) 60,000 shares subject to a restricted stock award granted under the Company's Incentive Plan.

(5) Includes (i) 15,000 shares subject to options granted under the Company's Incentive Plan and (ii) 60,000 shares subject to a restricted stock award granted under the Company's Incentive Plan.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being sold by the Selling Shareholders, each acting as principal for his or her own account. The Company will receive no proceeds from the sale of the Shares in this offering. The Shares may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) in the over-the-counter market, in privately negotiated transactions, in a combination of such transactions or otherwise; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of such Shares for whom they may act as broker or agent (which compensation may be in excess of customary commissions). It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

         Each Selling Shareholder and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of any of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act, in which event any profit on the sale of any or all of the Shares and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commission under the 1933 Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including a Prospectus supplement, to any person who purchases any of the Shares from or through such broker or dealer.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Shareholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

         Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to the Shares for a period of nine business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including, without limitation,

Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby has been passed upon for the Company by the law firm of Benesch, Friedlander, Coplan & Aronoff P.L.L., Cleveland, Ohio.


                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which have been incorporated in this Registration Statement and Prospectus by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this Registration Statement, and all documents concurrently and subsequently filed by Bally Total Fitness Holding Corporation, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27478).

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 0-27478).

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (File No. 0-27478).

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 (File No. 0-27478).

         (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on January 3, 1996 (File No. 0-27478).

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 4.   Description of Securities.

         Not Applicable

Item 5.   Interests of Named Experts and Counsel.

         The legality of the Common Stock being registered pursuant to this Registration Statement has been passed upon by Benesch, Friedlander, Coplan & Aronoff P.L.L., outside legal counsel to the Company.

Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits the indemnification of the directors and officers of the Company. The Company By-laws provide that it will indemnify the officers, directors, employees and agents of the Company to the extent permitted by the DGCL.

         The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company's Board of Directors. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in the Company's Restated Certificate of Incorporation is a contractual right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under state law.

Item 7.   Exemption from Registration Claimed.

         Pursuant to the Incentive Plan, the Company awarded an aggregate of 650,000 shares of restricted Common Stock to certain of its executive officers. The restricted shares were originally issued pursuant to an exemption from registration under Section 4(2) of the 1933 Act. At the time of issuance, each officer represented to the Company that he was acquiring the Common Stock for his own account for investment purposes and that he had the capacity to evaluate the merits and risks of the investment and to protect his own interests in connection with the transaction. The certificates representing the shares of Common Stock bear a restrictive legend stating that the shares are not registered under the 1933 Act and may not be transferred absent the Company's filing a registration statement or acknowledgment that a valid exemption from registration exists.

Item 8.   Exhibits.

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.3 Form of Rights Agreement, dated as of January 5, 1996 between the Company and LaSalle National Bank (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.4 The Company's 1996 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.5 The Company's 1996 Non-Employee Directors' Stock Option Plan (incorporated herein by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff P.L.L., outside counsel to the Company, regarding legality.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Benesch, Friedlander, Coplan & Aronoff P.L.L. (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included in Part II of this Registration Statement).

Item 9.   Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                            (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                  (i) To include any prospectus required by
                           Section 10(a)(3) of the 1933 Act;

                                 (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 24th day of January, 1997.

                                   BALLY TOTAL FITNESS
                                     HOLDING CORPORATION
                                   (Registrant)


                                   By:  /s/ John W. Dwyer
                                        ---------------------------------------
                                        John W. Dwyer
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Dwyer and Cary A. Gaan, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.


Dated:      January 24, 1997                /s/ Arthur M. Goldberg
                                            ----------------------
                                            Arthur M. Goldberg
                                            Chairman of the Board of Directors


Dated:      January 24, 1997                /s/ Lee S. Hillman
                                            ------------------
                                            Lee S. Hillman
                                            Chief Executive Officer, President
                                            and Director


Dated:      January 24, 1997                /s/ John W. Dwyer
                                            -----------------
                                            John W. Dwyer
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer



Dated:      January 24, 1997                /s/ Cary A. Gaan
                                            ----------------
                                            Cary A. Gaan
                                            Senior Vice President, Secretary and
                                            General Counsel


Dated:      January 24, 1997                /s/ Julie A. Adams
                                            ------------------
                                            Julie A. Adams
                                            Vice President and Controller

Dated:      January 24, 1997                  /s/ Aubrey C. Lewis
                                              -------------------
                                              Aubrey C. Lewis
                                              Director


Dated:      January 24, 1997                  /s/ J. Kenneth Looloian
                                              -----------------------
                                              J. Kenneth Looloian
                                              Director


Dated:      January 2, 1997                   /s/ James F. Mc Anally, M.D.
                                              ----------------------------
                                              James F. Mc Anally, M.D.
                                              Director


Dated:      January 24, 1997                  /s/ Liza M. Walsh
                                              -----------------
                                              Liza M. Walsh
                                              Director

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                                        EXHIBIT DESCRIPTION                                         PAGE NO.
-----------                                        -------------------                                         --------

4.1                                         Restated Certificate of Incorporation
                                            of the Company (incorporated by
                                            reference to Exhibit 3.1 to the
                                            Company's Registration Statement
                                            on Form S-1 filed January 3, 1996,
                                            Registration No. 33-99844).                                           *

4.2                                         Amended and Restated By-laws of
                                            the Company (incorporated by
                                            reference to Exhibit 3.3 to the
                                            Company's Registration Statement
                                            on Form S-1 filed January 3, 1996,
                                            Registration No. 33-99844).                                           *

4.3                                         Form of Rights Agreement, dated as
                                            of January 5, 1996 between the
                                            Company and LaSalle National Bank
                                            (incorporated by reference to
                                            Exhibit 4.2 to the Company's
                                            Registration Statement on Form S-1
                                            filed January 3, 1996, Registration
                                            No. 33-99844).                                                        *

4.4                                         The Company's 1996 Long-Term
                                            Incentive Plan (incorporated herein
                                            by reference to Exhibit 10.21 to the
                                            Company's Registration Statement
                                            on Form S-1 filed January 3, 1996,
                                            Registration No. 33-9844).                                            *

4.5                                         The Company's 1996 Non-Employee
                                            Directors' Stock Option Plan
                                            (incorporated herein by reference to
                                            Exhibit 10.23 to the Company's
                                            Registration Statement on Form S-1
                                            filed January 3, 1996, Registration
                                            No. 33-99844).                                                        *

5.1                                         Opinion of Benesch, Friedlander,
                                            Coplan & Aronoff P.L.L., outside
                                            counsel to the Company, regarding
                                            legality.

23.1                                        Consent of Ernst & Young LLP,
                                            independent auditors.

23.2                                        Consent of Benesch, Friedlander,
                                            Coplan & Aronoff P.L.L. (contained
                                            in its opinion filed as Exhibit 5.1
                                            to this Registration Statement).                                    N/A

24.1                                        Powers of Attorney (included in Part
                                            II of this Registration Statement).                                 N/A

*    Incorporated herein by reference as indicated.